SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): April 26, 2005



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



     Utah                                0-9341             87-0345941
-----------------                      ----------         -------------
(State or other jurisdiction   (Commission File Number)  (IRS Employer
 of incorporation)                                      Identification No.)



5300 South 360 West,  Salt Lake City, Utah                   84123
------------------------------------------                 ---------
(Address of principal executive offices)                  (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 264-1060
                                                     --------------





                                 Does Not Apply
          (Former name or former address, if changed since last report)

ITEM 4.01     Changes in Registrant's Certifying Accountant.

     On April 26, 2005, Tanner LC ("Tanner") resigned as the independent accountants of Security National Financial Corporation (the "Company"). The resignation by Tanner was due to the five-year partner rotation requirement mandated by the Sarbanes-Oxley Act and the determination by Tanner that in the future it would be unable to maintain the necessary industry expertise to continue as the independent accountants for the Company (a letter from Tanner is attached to this filing as an exhibit). Because Tanner resigned as the Company's independent accountants, the Company's audit committee had no alternative but to accept such resignation by Tanner.

     During the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period preceding the cessation of the relationship with Tanner, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Tanner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or any reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), which disagreement, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, the reports by Tanner on the balance sheet as of December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     Pursuant to Item 304 of Regulation S-K, the Company submitted a copy of this amended Form 8-K to Tanner prior to filing with the Commission.

ITEM 9.01  Financial Statements and Exhibits

         (c) Exhibits

16.1 Letter from Tanner LC dated April 26, 2005 confirming cessation of the independent auditor relationship.

16.2 Letter from Tanner LC dated June 6, 2005 agreeing with the statements in the amended Form 8-K/A.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SECURITY NATIONAL FINANCIAL CORPORATION
                                               (Registrant)



Date: June 6, 2005               By: /s/ Scott M. Quist
                                     ------------------
                                     Scott M. Quist
                                     President and Chief Operating Officer